Exhibit 99.1

BOSTON OMAHA ANNOUNCES FIRST QUARTER 2017 FINANCIAL RESULTS

Boston, Massachusetts (Businesswire)           May 15, 2017

Boston Omaha Corporation (OTCQX: BOMN) (the “Company”) announced its financial results for the first quarter ended March 31, 2017 in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

We show below summary financial data for the first quarter of 2017 and 2016.  Our Quarterly Report on Form 10-Q can be found at www.bostonomaha.com.

	For the Three Months Ended March 31,
	2017	2016
Revenues:
Billboard rentals	$ 1,014,492	$ 513,544
Premiums earned	492,542	-
Insurance commissions	333,168	-
Investment and other income	29,725	-
Total Revenues	$ 1,869,927	$ 513,544

Net Loss	$ (1,110,211)	$ (839,838)
Basic and Diluted Net Loss per Share	$ (0.16)	$ (0.19)

	March31,	December31,
	2017	2016
Total Assets	$ 64,472,292	$ 65,652,230
Total Liabilities	$ 3,393,017	$ 3,462,744
Total Stockholders’ Equity	$ 61,079,275	$ 62,189,486

About Boston Omaha

Boston Omaha Corporation is a public company engaged in several lines of business, including outdoor advertising and surety insurance, and maintains investments in several real estate services ventures.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” “pending” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

Contact:

Josh Weisenburger

(402) 201-2073

josh@bostonomaha.com